Filed pursuant to Rule 424(b)(5)
Registration No. 333-200182

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell these securities, and are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS SUPPLEMENT DATED MAY 12, 2016

PROSPECTUS SUPPLEMENT
(To Prospectus dated December 19, 2014)

700,000 Shares

Common Stock

We are offering                   shares of our common stock pursuant to this prospectus supplement and the accompanying base prospectus.

Our common stock trades on The NASDAQ Global Market under the symbol “IIN.” The last reported sale price of our common stock on May 11, 2016 was $5.60 per share.

As of March 31, 2016, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $32,598,787 million, which was calculated based on approximately 5,117,549 million shares of outstanding common stock held by non-affiliates as of that date and on a price per share of $6.37, the closing price of our common stock on March 31, 2016. We have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the 12 calendar months prior to, and including, the date of this prospectus supplement.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement and page 1 of the accompanying base prospectus.

	Per Share	Total

Public offering price	$	$

Underwriting discount (1)	$	$

Proceeds, before expenses, to us	$	$

(1)	The underwriter will receive compensation in addition to underwriting discount. See “Underwriting” beginning on page S- 9 for a description of compensation payable by us to the underwriter.

To the extent the underwriter sells more than                   shares of our common stock, the underwriter has a 30-day option to purchase up to                   additional shares of our common stock from us at the public offering price less the underwriting discount.

The underwriter expects to deliver the shares of common stock on or about                   , 2016.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Dougherty & Company

The date of this prospectus supplement is           , 2016

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we have filed with the Securities and Exchange Commission, referred to herein as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we are offering to sell shares of our common stock using this prospectus supplement and the accompanying base prospectus. In this prospectus supplement, we provide you with specific information about the terms of this offering and the shares of common stock that we are selling in this offering. Both this prospectus supplement and the accompanying base prospectus include important information about us, the shares of common stock being offered and other information you should know before investing. This prospectus supplement also adds, updates and changes information contained in the accompanying base prospectus. You should read this prospectus supplement, the accompanying base prospectus and the information incorporated by reference in this prospectus supplement and the accompanying base prospectus before investing in the shares. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying base prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in the accompanying base prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date specified in the relevant agreement. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus, along with the information contained in any free writing prospectus that we have authorized for use in connection with this offering. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Documents Incorporated by Reference” in this prospectus supplement and in the accompanying base prospectus. We have not, and the underwriter has not, authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, and any free writing prospectus authorized by us is accurate as of any date other than the respective dates of those documents regardless of the time of delivery to you. You should not consider this prospectus supplement, the accompanying prospectus, or any free writing prospectus authorized by us to be an offer or solicitation relating to the shares in any jurisdiction in which such an offer or solicitation relating to the shares is not authorized. Furthermore, you should not consider this prospectus supplement, the accompanying base prospectus, or any free writing prospectus authorized by us to be an offer or solicitation relating to the shares if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

Unless otherwise stated, references in this prospectus supplement to “IntriCon,” the “Company,” “we,” “us” and “our” refer to IntriCon Corporation and its consolidated subsidiaries.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference. This summary does not contain all the information that you should consider before investing in our securities. You should read carefully this entire prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus and the information included in any free writing prospectus that we have authorized for use in connection with this offering before making an investment decision to purchase our common stock, especially the risks discussed in the section entitled “Risk Factors” in this prospectus supplement and in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 11, 2016, as well as the consolidated financial statements and notes to those consolidated financial statements incorporated by reference in this prospectus supplement and the accompanying base prospectus.

Company Overview

Our Company

IntriCon is an international company engaged in designing, developing, engineering, manufacturing and distributing body-worn devices. The Company serves the body-worn device market by designing, developing, engineering, manufacturing and distributing micro-miniature products, microelectronics, micro-mechanical assemblies, complete assemblies and software solutions, primarily for the emerging value hearing health market, the medical bio-telemetry market and the professional audio communication market.

For a detailed description of IntriCon’s business, the latest financial statements of IntriCon, management’s discussion and analysis of IntriCon’s financial condition and results of operations, and other important information concerning IntriCon, please refer to IntriCon’s Annual Report on Form 10-K for the year ended December 31, 2015, IntriCon’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 and other documents filed with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying base prospectus.

Corporate Information

The Company is a Pennsylvania corporation formed in 1930, and has gone through several transformations since its formation. The Company’s core business of body-worn devices was established in 1993 through the acquisition of Resistance Technologies Inc., now known as IntriCon, Inc. Currently, the Company operates in one operating segment, the body-worn device segment.

The Company has facilities in Minnesota, California, Singapore, Indonesia, the United Kingdom and Germany, and operates through subsidiaries. The Company’s headquarters are located at 1260 Red Fox Road, Arden Hills, MN 55112, and its telephone number is (651) 636-9770. The Company’s website is www.intricon.com. Information contained in, or accessible through, the Company’s website does not constitute a part of this prospectus supplement or a part of the accompanying base prospectus.

Risk Factors

An investment in our common stock is subject to a number of risks and uncertainties. Before investing in our common stock, you should carefully consider the risk factors and other information included in this prospectus supplement and in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015.

S-1

The Offering

Common stock offered	shares (or shares if the underwriter exercises in full its option to purchase additional shares).

Common stock to be outstanding immediately after this offering	shares (or shares if the underwriter exercises in full its option to purchase additional shares).

Option to purchase additional shares	The underwriter has a 30-day option to purchase up to additional shares of common stock from us at the public offering price less the underwriting discount.

Proceeds of offering	We estimate that the net proceeds from the offering, after deducting underwriting discounts and estimated offering expenses, will be approximately $ million.

Use of proceeds	We intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-6 of this prospectus supplement.

Risk factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” on page S-3 of this prospectus supplement, and the risks discussed under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015, for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

The NASDAQ Global Market symbol	“IIN”

The number of shares of our common stock to be outstanding immediately after the offering is based on 5,985,532 shares of our common stock outstanding as of March 31, 2016, and excludes:

•	1,451,197 shares issuable upon the exercise of stock options outstanding as of March 31, 2016, at a weighted average exercise price of $6.47 per share, of which 1,100,614 were then exercisable;

•	362,791 shares of our common stock reserved for future grants of stock options, stock awards, stock appreciation rights, restricted stock units and other equity-based awards under our 2015 Equity Incentive Plan; and

•	24,128 shares of our common stock reserved for purchase under our Employee Stock Purchase Plan, as amended.

Unless otherwise indicated, the information in this prospectus supplement:

•	assumes no exercise of the underwriter’s option to purchase additional shares of common stock; and

•	assumes no exercise of outstanding options to purchase shares of our common stock.

S-2

RISK FACTORS

An investment in our common stock is subject to a number of risks and uncertainties. Before you make a decision to invest in our securities, you should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and in any subsequently filed Quarterly Report on Form 10-Q, which are incorporated by reference in this prospectus supplement and the accompanying base prospectus in their entirety, together with other information in this prospectus supplement, the accompanying base prospectus, and the information and documents incorporated by reference. The risks and uncertainties described below, and those incorporated by reference into this prospectus supplement and the accompanying base prospectus, are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition, results of operations and prospects could be materially affected. In that case, the value of our common stock could decline substantially.

Risk Factors Relating to the Offering and Our Common Stock

The market price of our common stock has been and is likely to continue to be volatile and there has been limited trading volume in our stock, which may make it difficult for shareholders to resell common stock when they want to and at prices they find attractive.

The market price of our common stock has been and is likely to be highly volatile, and there has been limited trading volume in our common stock. The common stock market price could be subject to wide fluctuations in response to a variety of factors, including the following:

•	announcements of fluctuations in our or our competitors’ operating results;

•	the timing and announcement of sales or acquisitions of assets by us or our competitors;

•	changes in estimates or recommendations by securities analysts;

•	adverse or unfavorable publicity about our products, technologies or us;

•	the commencement of material litigation, or an unfavorable verdict, against us;

•	terrorist attacks, war and threats of attacks and war;

•	additions or departures of key personnel; and

•	sales of common stock.

In addition, the stock market in recent years has experienced significant price and volume fluctuations. Such volatility has affected many companies irrespective of, or disproportionately to, the operating performance of these companies. These broad fluctuations and limited trading volume may materially adversely affect the market price of our common stock, and your ability to sell our common stock.

Most of our outstanding shares are available for resale in the public market without restriction. All of the shares sold in this offering, other than shares purchased by our affiliates, will also be available for resale in the public market without restriction. The sale of a large number of these shares could adversely affect the share price and could impair our ability to raise capital through the sale of equity securities or make acquisitions for common stock.

“Anti-takeover” provisions may make it more difficult for a third party to acquire control of us, even if the change in control would be beneficial to shareholders.

S-3

We are a Pennsylvania corporation. Anti-takeover provisions in Pennsylvania law and our charter and bylaws could make it more difficult for a third party to acquire control of us. These provisions could adversely affect the market price of the common stock and could reduce the amount that shareholders might receive if we are sold. For example, our charter provides that the board of directors may issue preferred stock without shareholder approval. In addition, our bylaws provide for a classified board, with each board member serving a staggered three-year term. Directors may be removed by shareholders only with the approval of the holders of at least two-thirds of all of the shares outstanding and entitled to vote.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We intend to use the net proceeds from this offering for working capital and general corporate purposes. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Because the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. After giving effect to the sale of 700,000 shares of common stock in this offering at an assumed offering price of $5.60 per share, which was the last reported sale price of our common stock on the NASDAQ Global Market on May 11, 2016, and after deducting estimated underwriting discounts and offering expenses payable by us, and based on a net tangible book value of our common stock of $1.40 per share as of March 31, 2016, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $3.85 per share in the net tangible book value of common stock. The actual amount of dilution may be greater or less depending upon the actual price at which our common stock is sold in this offering. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Our shareholders may experience further dilution in their percentage ownership if we issue additional shares of common stock in the future.

Any additional future issuances of common stock by us will reduce the percentage of our common stock owned by investors purchasing shares in this offering who do not participate in such future issuances. In most circumstances shareholders will not be entitled to vote on whether or not we issue additional common stock.

Because we do not expect to pay dividends on our common stock, shareholders will benefit from an investment in our common stock only if it appreciates in value.

We currently intend to retain any future earnings to support operations and to finance the growth and development of our business and do not intend to pay cash dividends on our common stock for the foreseeable future. Any payment of future dividends will be at the discretion of our board of directors and will depend upon, among other things, our earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions with respect to the payment of dividends, and other factors that our board of directors deems relevant. Terms of our banking agreements prohibit the payment of cash dividends without prior bank approval. As a result, the success of an investment in our common stock will depend upon any future appreciation in its value. There is no guarantee that our common stock will appreciate in value or even maintain the price at which shareholders have purchased their shares.

S-4

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents we incorporate by reference in this prospectus supplement and the accompanying base prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, and may involve material risks, assumptions and uncertainties. Statements that are not purely historical should be considered forward-looking statements. Often they can be identified by the use of forward-looking words and phrases, such as “may,” “will,” “believe,” “anticipate,” “expect,” “should,” “optimistic” or “continue,” “estimate,” “intend,” “plan,” “would,” “could,” “guidance,” “potential,” “opportunity,” “project,” “forecast,” “confident,” “projections,” “schedule,” “designed,” “future” and the like. These statements may include, but are not limited to statements regarding the Company’s ability to compete, statements concerning strategic alliances and their benefits, the adequacy of insurance coverage, government regulation, potential increases in demand for the Company’s products, net operating loss carryforwards, the ability to meet cash requirements for operating needs, the ability to meet liquidity needs, assumptions used to calculate future levels of funding of employee benefit plans, the adequacy of insurance coverage, the impacts of new accounting pronouncements and litigation. Forward-looking statements also include, without limitation, statements as to the Company’s expected future results of operations and growth, the Company’s ability to meet working capital requirements, the Company’s business strategy, the expected increases in operating efficiencies, anticipated trends in the Company’s body-worn device markets, the effect of compliance with environmental protection laws and other government regulations, estimates of goodwill impairments and amortization expense of other intangible assets, estimates of asset impairment, the effects of changes in accounting pronouncements, the effects of litigation and the amount of insurance coverage, and statements as to trends or the Company’s or management’s beliefs, expectations and opinions.

These statements are based on our current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties. Actual results and timing of certain events could differ materially from those projected in or contemplated by forward-looking statements due to a number of factors including, without limitation, the risks outlined from time to time in our filings with the SEC. These risks and uncertainties should be considered in evaluating any forward-looking statement contained in this prospectus supplement, the accompanying base prospectus or incorporated by reference in this prospectus supplement and the accompanying base prospectus. We undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this prospectus supplement. In addition, our past results are not necessarily indicative of our future results.

S-5

USE OF PROCEEDS

We estimate that our net proceeds from this offering, after underwriting discounts and estimated offering expenses, will be approximately $      million, or approximately $                       million if the underwriter exercises in full its option to purchase additional shares.

We intend to use the net proceeds from this offering for working capital and general corporate purposes. Pending such uses, we may temporarily pay down borrowings under our revolving credit facility. Amounts we pay down under our revolving credit facility may be reborrowed in accordance with the terms of the facility.

Our revolving credit facility has a maturity date of February 28, 2019. The weighted average interest rate on our revolving credit facility was 3.67% for the three months ended March 31, 2016. A more complete description of our revolving credit facility is set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in Note 8 to our audited consolidated financial statements incorporated by reference in this prospectus supplement and the accompanying base prospectus.

S-6

DILUTION

Our net tangible book value on March 31, 2016 was $8,363,000 or $1.40 per share, based on 5,985,532 shares of our common stock outstanding as of that date. “Net tangible book value” represents the value of our total assets plus non-controlling interest minus the sum of our liabilities and intangible assets. “Net tangible book value per share” is determined by dividing our net tangible book value by the total number of our shares outstanding. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of our common stock in this offering and the adjusted net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of 700,000 shares of common stock in this offering at an assumed offering price of $5.60 per share, which was the last reported sale price of our common stock on the NASDAQ Global Market on May 11, 2016, and after deducting estimated underwriting discounts and offering expenses payable by us, our net tangible book value as of March 31, 2016 would have been approximately $11,708,600, or $1.75 per share of common stock. This would represent an immediate increase in the net tangible book value of $0.35 per share to our existing shareholders and an immediate decrease in net tangible book value of $3.85 per share to the investors participating in this offering.

The following table illustrates this per share dilution, giving effect to the transactions described in the paragraph immediately above:

Assumed public offering price per share		$5.60
Net tangible book value per share as of March 31, 2016	$1.40
Assumed increase in net tangible book value per share after giving effect to the offering	$0.35
Assumed adjusted net tangible book value per share as of March 31, 2016, after giving effect to the offering		1.75
Assumed dilution per share to investors participating in this offering		$3.85

The actual price at which shares are sold in this offering and the actual amount of underwriting discounts and offering expenses payable by us may be lesser or greater than the assumed amounts reflected in the table above.

The above discussion and table are based on 5,985,532 shares outstanding as of March 31, 2016, do not give effect to any exercise of the underwriter’s option to purchase additional shares, and exclude shares issuable under outstanding stock options or reserved for issuance under our equity plans as described on page S-2.

To the extent that stock options are exercised, new stock awards are issued under our equity plans or we issue additional shares of common stock in the future, there may be further dilution to our shareholders. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

S-7

CAPITALIZATION

The following table sets forth our consolidated cash and total capitalization as of March 31, 2016:

•	on an actual basis;

•	on an as adjusted basis to give effect to this offering (assuming no exercise of the underwriter’s option to purchase additional shares) at an assumed offering price per share of $5.60, which was the last reported sale price of our common stock on the NASDAQ Global Market on May 11, 2016, and after deducting estimated underwriting discounts and offering expenses payable by us.

The following data is qualified in its entirety by, and should be read in conjunction with, the information provided under the caption “Use of Proceeds” in this prospectus supplement, under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 incorporated by reference in this prospectus supplement and our consolidated financial statements and notes thereto incorporated by reference in this prospectus supplement and the accompanying base prospectus.

	As of March 31, 2016
	Actual	As Adjusted (1)
	(dollars in thousands) (unaudited)

Cash	$553	$3,899

Current maturities of long-term debt	$1,941	$1,941
Long-term debt, less current maturities	$9,603	$9,603

Equity:
Common stock, $1.00 par value: 20,000,000 shares authorized; 5,985,532 shares issued and outstanding, actual; 6,685,532 shares issued and outstanding, as adjusted	5,986	6,686
Additional paid-in capital	17,922	20,568
Accumulated deficit	(4,031)	(4,031)
Accumulated other comprehensive loss	(723)	(723)
Total shareholders’ equity	19,154	22,500
Non-controlling interest	(73)	(73)
Total equity	19,081	22,427
Total capitalization	30,625	33,971

(1)	Pending the use of the net proceeds from this offering for working capital and general corporate purposes, we may temporarily use the net proceeds from this offering to pay down borrowings under our revolving credit facility. See “Use of Proceeds” Our receipt of the entire assumed net proceeds from this offering has been applied to increase the amount of cash reflected in the “As Adjusted” column of the table above and does not reflect any potential temporary pay down of such borrowings.

The capitalization table above is based on the number of shares outstanding as of March 31, 2016, does not give effect to any exercise of the underwriter’s option to purchase additional shares, and excludes shares issuable under outstanding stock options or reserved for issuance under our equity plans as described on page S-2.

S-8

UNDERWRITING

The underwriter named below has agreed to buy, subject to the terms of the underwriting agreement, the number of shares listed opposite its name below. The underwriter is committed to purchase and pay for all of the shares if any are purchased.

Underwriter	Number of Shares
Dougherty & Company LLC

The underwriter has advised us that it proposes to offer the shares to the public at the price per share listed on the cover of this prospectus supplement and to certain dealers at that price less a concession not in excess of $           per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $           per share from the public offering price. After the offering, the offering price and other selling terms may be changed by the underwriter.

We have granted to the underwriter an option to purchase up to an additional           shares of common stock from us at the same price to the public, and with the same underwriting discount, as set forth in the table below. The underwriter may exercise this option any time during the 30-day period after the date of this prospectus supplement.

We will pay underwriting discounts to the underwriter equal to $           per share. The following table summarizes the total underwriting discounts that we will pay to the underwriter assuming both no exercise and full exercise of the option to purchase additional shares. In addition to the underwriting discount, we have agreed to reimburse the underwriter for its reasonable out-of-pocket accountable fees and expenses in connection with this offering, up to a maximum of $150,000. We also granted the underwriter a right of first refusal to act, at a minimum, as a co-manager and/or co-placement agent with at least 50.0% of the gross economics for any and all future public or private equity or debt offerings whereby we utilize an investment banking firm. This right of first refusal will be effective only for the twelve-month period following the closing date of this offering. The fees and expenses of the underwriter that we have agreed to reimburse are not included in the underwriting discounts set forth in the table below.

	Total without option to purchase additional shares	Total, with option to purchase additional shares
Underwriting discount to be paid to the underwriter by us	$	$

We estimate that the total expenses of the offering payable by us, excluding underwriting discounts, will be $           .

We have agreed to indemnify the underwriter against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the underwriting discount and all other items constituting underwriting compensation to be received by the underwriter may be reduced to the extent that such amounts, in the aggregate, are determined by FINRA to be unfair or unreasonable.

Subject to specified exceptions, we and each of our directors and executive officers have agreed not, without the prior written consent of the underwriter, to directly or indirectly:

•	sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act, or
•	otherwise dispose of any common stock, options, rights or warrants to acquire common stock, or securities exchangeable or exercisable for or convertible into common stock currently or hereafter owned either of record or beneficially, or
•	publicly announce an intention to do any of the foregoing.

This restriction terminates after the close of trading of the common stock on and including the 90th day after the date of the final prospectus supplement.

S-9

The underwriter may, in its sole discretion and at any time or from time to time before the termination of the 90-day period, without public notice, release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriter and any of our directors and executive officers who have executed a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.

To facilitate the offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock during and after the offering. Specifically, the underwriter may over-allot or otherwise create a short position in the common stock for their own account by selling more shares of common stock than have been sold to them by us. The underwriter may elect to cover any such short position by purchasing shares of common stock in the open market or by exercising the overallotment option granted to the underwriter. In addition, the underwriter may stabilize or maintain the price of the common stock by bidding for or purchasing shares of common stock in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if shares of common stock previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the common stock to the extent that it discourages resales of the common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Global Market, or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriter (and selling group members) may also engage in passive market making transactions in the common stock on the Nasdaq Global Market. Passive market making consists of displaying bids on the Nasdaq Global Market, limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

The underwriter may facilitate the marketing of this offering online directly or through one of its affiliates. In those cases, prospective investors may view offering terms and a prospectus supplement online and place orders online or through their financial advisors.

Affiliations

The underwriter or its affiliates from time to time may in the future provide investment banking, commercial lending and financial advisory services to us and our affiliates in the ordinary course of business. The underwriter and its affiliates, as applicable, will receive customary compensation and reimbursement of expenses in connection with such services.

Listing

Our common stock is listed on the Nasdaq Global Market under the trading symbol “IIN”.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement and the accompanying base prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying base prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement, accompanying base prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying base prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying base prospectus. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying base prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

S-10

LEGAL MATTERS

The validity of the issuance of the shares offered by this prospectus supplement and the accompanying base prospectus, together with certain other legal matters, will be passed upon for us by Blank Rome LLP, Philadelphia, Pennsylvania. The underwriter is being represented by Maslon LLP, Minneapolis, Minnesota.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2015, have been audited by Baker Tilly Virchow Krause, LLP, an independent registered public accounting firm, as set forth in their report therein. Such consolidated financial statements are incorporated by reference herein in reliance upon such report given on the authority of said firm as experts in auditing and accounting.

Where you can find more information

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549 or at the SEC’s other public reference facilities. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. In addition, the SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s Internet site. We maintain a website at http://www.intricon.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus, and you should not consider it part of this prospectus supplement or part of the accompanying prospectus.

documents incorporated by reference

We are allowed to incorporate by reference information contained in documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents and that the information in this prospectus supplement is not complete and you should read the information incorporated by reference for more detail. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement.

We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement but prior to the termination of the offering of the securities covered hereby (other than Current Reports or portions thereof furnished under Item 2.02 or 7.01 of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2015;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016;

•	those portions of our proxy statement for our 2016 Annual Meeting of Shareholders filed on March 11, 2016, which were incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2015;

•	our Current Reports on Form 8-K filed with the SEC on April 6, 2016, April 15, 2016 and May 2, 2016; and

•	the description of our Common Shares which is contained in our Form 8-A filed with the SEC on December 28, 2007.

We will provide, without charge, to each person to whom this prospectus is delivered, upon the written or oral request by

S-11

such person, a copy of the documents incorporated by reference as described above (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Please direct your oral or written request to:

Scott Longval, Chief Financial Officer

c/o IntriCon Corporation

1260 Red Fox Road

Arden Hills, MN 55112

(651) 636-9770

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PROSPECTUS

$10,000,000.00

INTRICON CORPORATION.

Common Stock, Preferred Stock, Depositary Shares
Warrants to Purchase Common Stock, Preferred Stock or Depositary Shares
Subscription Rights to Purchase Common Stock, Preferred Stock or Depositary Shares
Share Purchase Contracts
Share Purchase Units
Units

          We may offer from time to time securities described in this prospectus separately or together in any combination. We may offer and sell such securities in one or more offerings with a total aggregate principal amount or initial purchase price not to exceed $10.0 million. These securities may be convertible into or exchangeable for our other securities. This prospectus provides a general description of these securities. We will provide you with specific information about the offering and terms of these securities in supplements to this prospectus. The prospectus supplement may also add to, update, supplement or clarify information contained in this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

          You should carefully read this prospectus and any applicable prospectus supplement, together with any documents incorporated by reference, before you invest in our securities.

          We may offer and sell these securities on a continuous or delayed basis, at prices and on terms to be determined at the time of any particular offering, directly to purchasers, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. See “Plan of Distribution.” The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of underwriters, dealers or agents, if any, involved in the offering and any applicable discounts or commissions payable to them. Net proceeds from the sale of the securities also will be set forth in the applicable prospectus supplement.

          Unless otherwise stated in a prospectus supplement, none of these securities will be listed on any securities exchange. Our common stock is listed on the NASDAQ Global Market under the symbol “IIN.” On October 31, 2014, the reported last sale price of our common stock was $6.13 per share. On such date, the aggregate market value of our outstanding common stock held by non-affiliates, or “public float,” was approximately $31.0 million based upon 5,827,327 shares of our outstanding stock, of which 5,060,497 shares were held by non-affiliates. Pursuant to General Instruction I.B.6 to a registration statement on Form S-3, in no event will we sell our securities in a public primary offering with an aggregate market value exceeding one-third of our public float in a 12 calendar month period so long as our public float remains below $75.0 million. As of the date of this prospectus, we have done no offerings of securities pursuant to General Instruction I.B.6. of Form S-3 during the 12 calendar month period that ends on and includes the date of this prospectus.

          Investing in our securities involves risks. See “Risk Factors” beginning on page 1 of this prospectus. You should carefully read and consider the risk factors described in the applicable prospectus supplement and in the documents we incorporate by reference before you invest in our securities.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 19, 2014.

i

ABOUT THIS PROSPECTUS

          This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, referred to as the “SEC,” under the Securities Act of 1933, as amended, referred to as the “Securities Act.” Under this shelf registration statement, we are registering securities described in this prospectus with a total aggregate principal amount or initial purchase price not to exceed $10.0 million. We may, from time to time, offer and sell such securities, or any combination of such securities, in one or more offerings.

          This prospectus provides you with a general description of the securities we may offer. Each time we offer or sell securities, we will provide you with a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add to, update, supplement or clarify information contained or incorporated by reference, as applicable, in this prospectus. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Documents Incorporated by Reference” below.

          Unless the context requires otherwise or unless otherwise indicated, (i) all references to “IntriCon,” “Company,” “we,” “our,” or “us” refer collectively to IntriCon Corporation and its consolidated subsidiaries; and (ii) all references to “common shares” refer to shares of our common stock and all references to “preferred stock” refer to shares of our preferred stock.

          You should rely only on the information contained or incorporated by reference, as applicable, in this prospectus, any prospectus supplement, or other offering materials related to an offering of securities described in this prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

          You should not assume that the information contained or incorporated by reference, as applicable, in this prospectus, any prospectus supplement, or other offering materials related to an offering of securities described in this prospectus is accurate as of any date other than the date of that document. Neither the delivery of this prospectus, any prospectus supplement or other offering materials related to an offering of securities described in this prospectus, nor any distribution of securities pursuant to this prospectus, any such prospectus supplement, or other offering materials shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference, as applicable, in this prospectus, any such prospectus supplement or other offering materials since the date of each such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

          This prospectus does not constitute, and any prospectus supplement or other offering materials related to an offering of securities described in this prospectus will not constitute, an offer to sell, or a solicitation of an offer to purchase, the offered securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction.

ii

INTRICON

          We are an international company engaged in designing, developing, engineering and manufacturing body-worn devices. We serve the body-worn device market by designing, developing, engineering and manufacturing micro-miniature products, microelectronics, micro-mechanical assemblies and complete assemblies, primarily for bio-telemetry devices, hearing instruments and professional audio communication devices.

          Our executive offices are located at 1260 Red Fox Road, Arden Hills, MN 55112, and our telephone number at that address is (651) 636-9770.

RISK FACTORS

          Investing in our securities involves risks. You should carefully consider the risks described in any prospectus supplement and those incorporated by reference into this prospectus before making an investment decision. The risks and uncertainties described in any prospectus supplement and incorporated by reference into this prospectus are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations could be materially affected. In that case, the value of our securities could decline substantially and you could lose all or part of your investment in these securities. Please also refer to section below entitled “Cautionary Statement Relating to Forward-Looking Statements” for additional information related to risk factors that we may face.

WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, our filings with the SEC are available to the public through the SEC’s Internet site at http://www.sec.gov. Information about us is also available on our website at http://www.intricon.com. The information contained on or linked to our website is not part of this prospectus.

          This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Documents Incorporated by Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained in this prospectus concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

DOCUMENTS INCORPORATED BY REFERENCE

          The SEC rules allow us to incorporate by reference information in this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document with the SEC. Information that we file with the SEC in the future automatically will update and supersede, where applicable, the information contained in this prospectus and in the documents previously filed with the SEC and incorporated by reference into this prospectus.

          We incorporate by reference into this prospectus the following documents or information filed (File No. 1-5005) with the SEC (other than, in each case, information deemed to have been furnished or not filed in accordance with the SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2013;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014;

•

those portions of our proxy statement for our 2014 Annual Meeting of Shareholders filed on March 12, 2014, which were incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2013;

•

our Current Reports on Form 8-K filed with the SEC on January 29, 2014, January 31, 2014, February 11, 2014, February 19, 2014 and April 25, 2014 (excluding any information filed under Items 2.02 or 7.01 of Form 8-K); and

•	the description of our Common Shares which is contained in our Form 8-A filed with the SEC on December 28, 2007.

          Each document filed subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, referred to as the “Exchange Act,” including the documents filed prior to the effectiveness of this registration statement, so long as the registration statement of which this prospectus is a part remains effective, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

          We will provide, without charge, to each person to whom this prospectus is delivered, upon the written or oral request by such person, a copy of the documents incorporated by reference as described above (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Please direct your oral or written request to:

Scott Longval, Chief Financial Officer
c/o IntriCon Corporation
1260 Red Fox Road
Arden Hills, MN 55112
(651) 636-9770

CAUTIONARY STATEMENT RELATING TO FORWARD-LOOKING STATEMENTS

          Certain oral statements made by our management from time to time and some of the statements in this prospectus, the documents incorporated by reference into this prospectus and in any prospectus supplement may be deemed “forward-looking statements” within the meaning of Section 21E of the Exchange Act, and Section 27A of the Securities Act, which are intended to be covered by the safe harbors created by those provisions. All statements, other than statements of historical fact, that discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to us are forward-looking statements. The words “look forward to,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “should,” “could,” “guidance,” “potential,” “opportunity,” “continue,” “project,” “forecast,” “confident,” “prospects,” “schedule,” “designed,” “future,” “discussions,” “if” and similar expressions typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about our business.

          These statements are not guarantees of future performance and are subject to a number of risks and uncertainties that could cause actual results to differ materially from what is expressed or implied by these forward-looking statements. Factors that could cause actual results to differ from those anticipated include, but are not limited to:

•	our ability to successfully implement our business and growth strategy;

•	risks arising in connection with the insolvency of our former subsidiary, Selas SAS, and potential liabilities and actions arising in connection with that insolvency;

•	the volume and timing of orders received by us, particularly from Medtronic;

•	changes in our estimated future cash flows;

•	our ability to collect our accounts receivable;

•	foreign currency movements in markets that we service;

•	changes in the global economy and financial markets;

•	weakening demand for our products due to general economic conditions;

•	changes in the mix of products sold;

•	our ability to meet demand;

•	changes in customer requirements;

•	timing and extent of research and development expenses;

•	FDA approval, timely release and acceptance of our products;

•	competitive pricing pressures;

•	pending and potential future litigation;

•	cost and availability of electronic components and commodities for our products;

•	our ability to create and market products in a timely manner and develop products that are inexpensive to manufacture;

•	our ability to comply with covenants in our debt agreements or to obtain waivers if we do not comply;

•	our ability to repay debt when it comes due;

•	ability to obtain extensions of our current credit facility or a new credit facility;

•	the loss of one or more of our major customers;

•	our ability to identify, complete and integrate acquisitions;

•	effects of legislation;

•	effects of foreign operations;

•	the costs and risks associated with research and development investments;

•	our ability and the ability of our customers to protect intellectual property; and

•	loss of members of our senior management team; and

•

other risk factors set forth in our most recent Annual Report on Form 10-K or any subsequent Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus, and referenced in this prospectus or the applicable prospectus supplement.

          Unpredictable or unknown factors could also have material adverse effects on us. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. Except as required under the Federal securities laws and rules and regulations of the SEC, we undertake no obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

USE OF PROCEEDS

          Unless otherwise indicated in the prospectus supplement, we intend to use the net proceeds from the sale of securities offered by the prospectus for general corporate purposes and working capital requirements. We may also use a portion of the net proceeds to:

•	license or acquire intellectual property or technologies to incorporate into our products,

•	make capital expenditures,

•	fund possible investments in and acquisitions of complementary businesses, partnerships, minority investments or

•	repay bank debt.

          We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds of the offerings. We have no current plans, commitments or agreements with respect to any acquisition as of the date of this prospectus.

          Our current credit facility provides that we must use the net proceeds from any equity offering to make a mandatory prepayment of the term loan under that credit facility. We expect that, prior to any offering, we will seek consents, waivers or amendments to permit us to retain all or a substantial portion of the net proceeds to be used as discussed above.

DESCRIPTION OF SECURITIES WE MAY SELL

Capital Stock

          The following description of our capital stock includes a summary of certain provisions of applicable Pennsylvania law, our articles of incorporation and bylaws. The following description of the terms of the preferred stock we may issue sets forth certain general terms and provisions of any series of preferred stock to which any prospectus supplement may relate. Particular terms of the preferred stock offered by any prospectus supplement and the extent, if any, to which these general terms and provisions shall apply to any series of preferred stock so offered will be described in the prospectus supplement relating to the applicable preferred stock. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such series of preferred stock. This description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Pennsylvania law and the provisions of our articles of incorporation, bylaws and any applicable certificates of designation, which have been or will be filed with the SEC. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

          General

          If the prospectus supplement so provides, offered securities may be convertible into, exchangeable for or exercisable for shares of our capital stock. As described under “Description of Securities We May Sell—Depositary Shares”, we may, at our option, elect to offer depositary shares evidenced by depositary receipts, each representing an interest (to be specified in the prospectus supplement relating to the particular series of the preferred stock) in a share of the particular series of the preferred stock issued and deposited with a preferred stock depositary.

          Authorized Capitalization

          As of October 31, 2014, our authorized capital stock consisted of (i) 20,000,000 shares of common stock, par value $1.00 per share, of which 5,827,327shares were issued and outstanding, and (ii) 1,000,000 shares of preferred stock, par value $1.00 per share, of which none was issued and outstanding.

          Common Stock

          The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any then outstanding preferred stock.

          Dividend Rights

          The holders of our common stock may receive cash dividends, if and when declared by our board of directors out of funds legally available for that purpose, and subject to preferential rights of the holders of preferred stock outstanding at the time.

          Voting Rights

          Subject to the rights specifically granted to holders of any then outstanding preferred stock, our common shareholders are entitled to vote together as a class on all matters submitted to a vote of our shareholders, including the election of directors. Each share of common stock entitles the holder thereof to one vote on each matter to come before the shareholders, except as otherwise provided in our articles of incorporation or by law. Holders of our common stock do not have cumulative voting rights with respect to the election of directors.

          No Pre-emptive or Other Rights

          Holders of common stock are not entitled to pre-emptive, subscription, conversion or redemption rights.

          Right to Receive Liquidation Distributions

          Upon our dissolution or liquidation, holders of our common stock are entitled to share ratably in our net assets after payment or provision for all liabilities and any preferential liquidation rights of our preferred stock then outstanding.

          Preferred Stock

          Our board of directors may from time to time authorize the issuance of one or more series of preferred stock without shareholder approval. Subject to the provisions of our articles of incorporation and limitations prescribed by law, our board of directors is authorized to adopt resolutions to, among other things, issue shares of preferred stock in one or more series and to fix or change the determination of the voting rights, designations, preferences, limitations, special and relative rights of the shares of any class or series of the preferred stock. The authority of the board with respect to each class or series of preferred stock includes, but is not limited to, the determination of the following:

•	the number of shares constituting that class or series and the distinctive designation of that class or series;

•

the dividend rate on the shares of that class or series, whether the preferred stock will also be entitled to any participating or other dividends and whether dividends shall be cumulative, and, if so, from which date or dates;

•	whether that class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms and conditions of such voting rights;

•

whether the shares shall be convertible into, or exchangeable for, any other shares of our stock or other securities and, if so, the terms and conditions of such conversion or exchange, including the conversion or exchange price or prices or rate or rates, provisions for any adjustment of the conversion or exchange prices or rates, and whether the shares shall be convertible or exchangeable at the option of the holder or us, or both, or upon the happening of a specified event or events;

•

whether the shares shall be redeemable and, if so, the terms and conditions, if any, upon which they may be redeemed, including the date or dates or event or events upon or after which they shall be redeemable, the cash, property or rights (including our securities or of an entity or entities other than us) for which they may be redeemed, whether they shall be redeemable at the option of the holder or us, or both, or upon the happening of a specified event or events and the amount or rate of cash, property or rights per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, including provisions for any adjustment of the redemption prices or rates;

•

whether the shares shall be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;

•	the rights of the holders of the shares in the event of our voluntary or involuntary liquidation, dissolution, winding up or distribution of our assets;

•

whether the shares shall have priority over or parity with or be junior to the shares of any other series or class in any respect or shall be entitled to the benefit of limitations restricting the issuance of shares of any other series or class having priority over or parity with the shares of such series in any respect, or restricting the payment of dividends on or the making of other distributions in respect of shares of any other series or class ranking junior to the shares of the series as to dividends or distributions or restricting the purchase or redemption of the shares of any such junior series or class, and the terms of any such restriction;

•	subject to the provisions of the next paragraph, any other preferences, qualifications, limitations, restrictions and relative or special rights or such series.

          In the resolution or resolutions authorizing a new series of preferred stock, our board of directors may provide for such additional rights, and with respect to rights as to dividends, redemption and liquidation, such relative preferences between shares of different series, as are consistent with the rights of all outstanding shares of previously established series, and with all provisions of our articles of incorporation, but in the resolution or resolutions authorizing a new series of preferred stock our board of directors may provide that such series shall have a preference over outstanding preferred stock of any previously created series with respect to rights as to dividends, redemption and liquidation only to the extent that the resolution or resolutions of the board of directors authorizing such previously created series expressly so permits.

          We will describe any the terms of any class of preferred stock authorized by our board of directors in the applicable prospectus supplement.

          The issuance of such preferred stock may adversely affect the rights of holders of our common stock by, among other things:

•	restricting the payment of dividends on our common stock;

•	diluting the voting power of our common stock;

•	reducing the amount of assets remaining for payment to holders of shares in the event of a liquidation of assets or otherwise impairing the liquidation rights of our common stock;

•	delaying or preventing a change in control without further action by the shareholders; or

•	decreasing the market price of our common stock.

          One of the effects of undesignated preferred stock whose terms may be set by the board of directors may be to enable our board of directors to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise.

          Anti-Takeover Considerations and Special Provisions of the Articles of Incorporation, Bylaws and Pennsylvania Law

          Our articles of incorporation and bylaws contain a number of provisions relating to corporate governance and to the rights of shareholders. Certain of these provisions may be deemed to have a potential “anti-takeover” effect by delaying, deferring or preventing a change of control of us. In addition, certain provisions of Pennsylvania law may have a similar effect.

          Preferred Stock

          Our ability to issue preferred shares in the future having terms established by the board of directors without shareholder approval, while providing flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of common stock. As noted above, one of the effects of undesignated preferred stock whose terms may be set by the board of directors may be to enable our board of directors to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise.

          Classified Board of Directors

          Our bylaws provide that our directors be classified into three classes, as nearly equal in number as possible, with one class being elected each year. Each director holds office for a term of three years until his or her successor is duly elected and qualified unless his or her term ends earlier due to death, resignation or removal. Any director or the entire board of directors may be removed with or without cause only upon the affirmative vote of two-thirds of all of the shares outstanding and entitled to vote; provided that the board of directors retains the right conferred by Pennsylvania corporate law to declare vacant the office of a director for reasons specified therein.

          Under the classified board provisions described above, it would take at least two elections of directors for any individual or group to gain control of our board of directors. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of us.

          Removal of Directors

          Our directors may be removed only for cause and only upon the affirmative vote of the holders of at least two-thirds of all of the shares of common stock outstanding and entitled to vote. This provision could also discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of us.

          Amendment to Articles of Incorporation and Bylaws

          Under the Pennsylvania Business Corporation Law of 1988, as amended, referred to as the “BCL,” shareholders may not propose an amendment to our articles of incorporation.

          Our bylaws provide that the affirmative vote of the holders of at least two-thirds of our voting stock then outstanding, voting together as a single class, is required to amend or repeal provisions of our bylaws relating to a classified board or the removal of a director or the entire board of directors. Except for such provision, our bylaws generally may be amended by our board or by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy, at a meeting at which a quorum is present, though such a majority be less than a majority of all of the shares entitled to vote thereon.

          Special Meetings

          Under the BCL, special meetings of shareholders may be called only by the board of directors. This provision may have the effect of delaying consideration of a shareholder proposal until the next annual meeting unless a special meeting is called by our board.

          Advance Notice Procedures

          Our bylaws require our shareholders to provide advance notice if they wish to submit a proposal or nominate candidates for director at a meeting of shareholders. These procedures provide that notice of shareholder proposals and shareholder nominations for the election of directors at a meeting of shareholders must be made in writing and received by our secretary, in the case of proposals, or the chairman of the nominating committee, in the case of director nominations, at our principal executive offices, in the case of an annual meeting, no later than the date upon which shareholder proposals must be submitted to us for inclusion in our proxy statement relating to such meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and, in the case of a special meeting, the earlier of (a) 30 days prior to the printing of our proxy materials or information statement with respect to such meeting or (b) if no proxy materials or information statement are being distributed to shareholders, at least the close of business on the fifth day following the date on which notice of such meeting is first given to shareholders. Each nomination or proposal must set forth:

•	the name and address of the shareholder making the nomination or proposal and the person or persons nominated, or the subject matter of the proposal;

•

a representation that the shareholder is a holder of record, and/or beneficial owner, of the voting stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to vote for the person or persons nominated, or the proposal submitted;

•

a description of all arrangements and understandings between the shareholder and each nominee or any other person or persons pursuant to which the nomination was made, or the proposal was submitted, by the shareholder;

•

such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the nominating committee; and

•	the consent of each nominee to serve as a director, if so elected.

          Pennsylvania Anti-Takeover Provisions

          The BCL includes certain provisions that may have an anti-takeover effect, including the following:

•	a director of a classified board may be removed by shareholders only for cause;

•	shareholders of “registered corporations,” such as IntriCon, are not entitled to call special meetings of the shareholders;

•	actions by shareholders of registered corporations without a meeting must receive the unanimous written consent of all shareholders; and

•	shareholders of registered corporations are not entitled to propose amendments to the articles of incorporation.

          In addition, under the BCL, subject to certain exceptions, a business combination between a Pennsylvania corporation and a person owning 20% or more of such corporation’s voting stock, or an “interested person,” may be accomplished only if:

•

the business combination is approved by the corporation’s directors prior to the date on which such person acquired 20% or more of such stock, or if the board approved such person’s acquisition of 20% or more of such stock, prior to such acquisition;

•

the business combination is approved by the vote of shareholders entitled to cast a majority of votes that all shareholders would be entitled to cast in an election of directors (excluding shares held by the interested person), if the interested person owns shares entitled to cast at least 80% of the votes all shareholders would otherwise be entitled to cast in the election of directors, which vote may occur no earlier than three months after the interested person acquired its 80% ownership, and the consideration received by shareholders in the business combination satisfies certain minimum conditions;

•	the business combination is approved by the affirmative vote of all outstanding shares of common stock;

•

the business combination is approved by the vote of shareholders entitled to cast a majority of the votes that all shareholders would be entitled to cast in the election of directors (excluding shares held by the interested person), which vote may occur no earlier than five years after the interested person became an interested person; or

•

the business combination is approved at a shareholders’ meeting called for such purpose no earlier than five years after the interested person became an interested person, and the consideration received by shareholders in the business combination satisfies certain minimum conditions.

          A corporation may exempt itself from this provision by an amendment to its articles of incorporation that requires shareholder approval. Our articles of incorporation do not provide an exemption from this provision. Pennsylvania has also adopted other anti-takeover legislation from which we have elected to exempt our company in our bylaws.

          The BCL also expressly permits directors of a corporation to consider the interests of constituencies other than shareholders, such as employees, suppliers, customers, creditors and the community, in discharging their duties. The BCL provides, among other things, that directors need not, in their consideration of the best interests of the corporation, consider any particular constituency’s interest, including the interests of shareholders, as the dominant or controlling interest. Further, the BCL expressly provides that directors do not violate their fiduciary duty solely by relying on poison pills or anti-takeover provisions of the BCL.

          The existence of the foregoing provisions of our articles of incorporation and bylaws and the BCL may have an anti-takeover effect and could delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares of our common stock held by shareholders.

          Limitations on Liability and Indemnification of Officers and Directors

          Articles of Incorporation/Bylaws

          As permitted by the BCL, our bylaws provide that a director shall not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director except to the extent that the director breached or failed to perform the duties of the director’s office, as required by the applicable provisions of the BCL, and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

          Our bylaws also require us to indemnify any person who was or is a party (other than a party plaintiff suing in his own behalf or in the right of the Company) or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Company, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was our director or officer, or is or was serving while our director or officer at our request as a director, officer, employee, agent fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney’s fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

          Our bylaws provide that expenses actually and reasonably incurred by our officer or director in defending a civil or criminal action, suit or proceeding described in the preceding paragraph shall be paid by us in advance of the final disposition of such action, suit or proceeding (regardless of the financial condition of such director or officer) upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by us.

          Our bylaws also state that the indemnification provided for therein is not exclusive of any other rights persons seeking indemnification might have, including under any insurance arrangements.

          Liability Insurance

          We have obtained directors’ and officers’ liability insurance which covers certain liabilities, including liabilities to us and our shareholders, in the amount of $10.0 million.

          SEC Position on Indemnification for Securities Act Liabilities

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or our controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

          Transfer Agent and Registrar

          Our transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

          Listing

          Our common stock trades on the NASDAQ Global Market under the symbol “IIN”.

Depositary Shares

          The following summary of certain provisions of the depositary shares does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the deposit agreement and form of depositary receipt that will be filed with the SEC in connection with the offering of such depositary shares. See “Where You Can Find More Information” for information on how to obtain copies of these documents. The particular terms of any depositary shares offered by us will be described in the applicable prospectus supplement. To the extent the terms of the depositary shares described in the prospectus supplement differ from the terms set forth in this summary, the terms described in the prospectus supplement will supersede the terms described below.

          General

          We may issue depositary shares representing fractional interests in preferred stock of any class or series. Each depositary share will represent a fraction of a share of a particular series of preferred stock, and the prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between our company and a depositary that is a bank or trust company that meets certain requirements and is selected by us. The depositary will be specified in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the series of preferred stock represented by that depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

          Dividends and Other Distributions

          The depositary will distribute all cash dividends or other cash distributions received by it in respect of the preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the numbers of depositary shares held on the relevant record date.

          In the event of a distribution other than in cash, the depositary will distribute securities or property received by it to the record holders of depositary shares in proportion to the numbers of depositary shares held on the relevant record date, unless the depositary determines that it is not feasible to make such distribution. In this event, the depositary may, with our approval, adopt any method it deems equitable and practicable for the purpose of effecting the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the record holders of the depositary receipts.

          The amount so distributed in any of the circumstances described above will be reduced by any amount required to be withheld by us or the depositary on account of taxes.

          Withdrawal of Shares

          Upon surrender of depositary receipts representing any number of whole shares at the depositary’s office, unless the related depositary shares previously have been called for redemption, the holder of the depositary shares evidenced by the depositary receipts will be entitled to delivery of the number of whole shares of the related series of preferred stock and all money and other property, if any, underlying such depositary shares. However, once such an exchange is made, the preferred stock cannot thereafter be redeposited in exchange for depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock on the basis set forth in the applicable prospectus supplement. If the depositary receipts delivered by the holder evidence a number of depositary shares representing more than the number of whole shares of preferred stock of the related series to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

          Conversion and Exchange

          We will describe any terms relating to the conversion or exchange of any shares of preferred stock underlying the depositary shares in the applicable prospectus supplement. If any shares of preferred stock underlying the depositary shares are subject to provisions relating to their conversion or exchange, each record holder of depositary shares will have the right or obligation to convert or exchange the depositary shares pursuant to the terms thereof.

          Redemption of Depositary Shares

          If shares of preferred stock underlying the depositary shares are subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary as a result of the redemption, in whole or in part, of the shares of preferred stock held by the depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying that depositary share. Whenever we redeem shares of preferred stock from the depositary, the depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

          After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, other than the right to receive the redemption price upon redemption.

          Voting

          Upon receipt of notice of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of depositary receipts on the record date (which will be the same date as the record date for the shares of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock underlying the depositary shares in accordance with those instructions, and we will agree to take all reasonable action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting the shares of preferred stock to the extent it does not receive specific written instructions from holders of depositary receipts representing the shares of preferred stock.

Warrants

          The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement and warrant certificates that will be filed with the SEC in connection with the offering of such warrants. See “Where You Can Find More Information” for information on how to obtain copies of these documents. The particular terms of any warrants offered by us will be described in the applicable prospectus supplement. To the extent the terms of the warrants described in the prospectus supplement differ from the terms set forth in this summary, the terms described in the prospectus supplement will supersede the terms described below.

          General

          We may issue warrants to purchase common stock, preferred stock or depositary shares. We will issue each series of warrants under a separate warrant agreement between us and a warrant agent that is a bank or trust company. Warrants will be represented by warrant certificates.

          The terms of warrants described in the applicable prospectus supplement may include the following:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•	the designation and terms of the underlying warrant securities purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying warrant securities with which the warrants are issued and the number of warrants issued with each underlying warrant security;

•	if applicable, the date on and after which the warrants and the related underlying warrant securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

          Exercise of Warrants

          Each warrant will entitle the holder to purchase such number of common shares, preferred stock or depositary shares, as the case may be, at such exercise price as shall be set forth in, or shall be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at the times and in the manner set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify how the exercise price of any warrants is to be paid, which may include payment in cash or by surrender of other warrants issued under the same warrant agreement (a so-called “cashless exercise”). Upon receipt of payment of the exercise price and, if required, the certificate representing the warrants being exercised properly completed and duly executed at the office or agency of the applicable warrant agent or at any other office or agency designated for that purpose, we will promptly deliver the securities to be delivered upon such exercise.

          No Rights as Holders of Shares

          Holders of warrants will not be entitled, by virtue of being such holders, to vote, consent or receive notice as holders of our outstanding shares in respect of any meeting of holders of our shares for the election of our directors or any other matter, or to exercise any other rights whatsoever as holders of our shares, or to receive any dividends or distributions, if any, on our shares.

Subscription Rights

          The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the subscription rights agreement and the subscription rights certificate that will be filed with the SEC in connection with the offering of such subscription rights. See “Where You Can Find More Information” for information on how to obtain copies of these documents. The particular terms of any subscription rights offered by us will be described in the applicable prospectus supplement. To the extent the terms of the subscription rights described in the prospectus supplement differ from the terms set forth in this summary, the terms described in the prospectus supplement will supersede the terms described below.

          General

          We may issue subscription rights to purchase common stock, preferred stock or depositary shares. We will issue subscription rights under a subscription rights agreement and subscription rights will be represented by subscription rights certificates.

          The terms of subscription rights described in the applicable prospectus supplement may include the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of common stock, preferred stock or depositary shares upon the exercise of the subscription rights;

•	the number of subscription rights issued;

•	the number and terms of the shares of common stock or shares of preferred stock or depositary shares;

•	the extent to which the subscription rights are transferable;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights; and

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exercise of the subscription rights.

          Exercise of Subscription Rights

          Each subscription right will entitle the holder to purchase such number of common shares, preferred stock or depositary shares, as the case may be, at such exercise price as shall be set forth in, or shall be determinable as set forth in, the applicable prospectus supplement. Subscription rights may be exercised at the times and in the manner set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify how the exercise price of any subscription rights is to be paid. Upon receipt of payment of the exercise price and, if required, the certificate representing the subscription rights being exercised properly completed and duly executed at the office or agency designated for that purpose, we will promptly deliver the securities to be delivered upon such exercise.

          No Rights as Holders of Shares

          Holders of subscription rights will not be entitled, by virtue of being such holders, to vote, consent or receive notice as holders of our outstanding shares in respect of any meeting of holders of our shares for the election of our directors or any other matter, or to exercise any other rights whatsoever as holders of our shares, or to receive any distributions, if any, on our shares.

Share Purchase Contracts and Share Purchase Units

          The following summary of certain provisions of the share purchase contracts and share purchase units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the share purchase contract, share purchase unit agreement, pledge agreement or depositary agreement, as applicable, that will be filed with the SEC in connection with the offering of such securities. See “Where You Can Find More Information” for information on how to obtain copies of these documents. The particular terms of any share purchase contracts and share purchase units offered by us will be described in the applicable prospectus supplement. To the extent the terms of the share purchase contracts and share purchase units described in the prospectus supplement differ from the terms set forth in this summary, the terms described in the prospectus supplement will supersede the terms described below.

          We may issue share purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock, preferred stock, or other securities described in this prospectus or the applicable prospectus supplement at a future date or dates. The price per share may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts. The share purchase contracts may be issued separately or as a part of share purchase units consisting of a share purchase contract and either shares of preferred stock, depositary shares, debt obligations of third parties, including U.S. Treasury securities, any other security described in the applicable prospectus supplement, or any combination of the foregoing, securing the holder’s obligations to purchase the securities under the share purchase contracts.

          The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations thereunder in a specified manner. In certain circumstances, we may deliver newly issued prepaid share purchase contracts upon release to a holder of any collateral securing the holder’s obligations under the original share purchase contract.

Units

          The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the unit agreement that will be filed with the SEC in connection with the offering of the units. See “Where You Can Find More Information” for information on how to obtain copies of this document. The particular terms of any units offered by us will be described in the applicable prospectus supplement. To the extent the terms of the units described in the prospectus supplement differ from the terms set forth in this summary, the terms described in the prospectus supplement will supersede the terms described below.

          We may issue units consisting of one or more of the other securities described in this prospectus or the applicable prospectus supplement in any combination in such amounts and in such numerous distinct series as we determine.

          Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

          The terms of units described in the applicable prospectus supplement may include the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

          We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public; or

•	through a combination of any such methods of sale.

          We may also sell the securities offered by this prospectus in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

          The prospectus supplement related to a particular offering will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any over-allotment options under which the underwriters may purchase additional securities from us;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; or

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

          Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

          The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements. In any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

          In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

          We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the sale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

          In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker dealer may not exceed 8% of the gross proceeds received from the sale of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

          Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

          Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on the NASDAQ Global Market. Any common stock sold pursuant to a prospectus supplement will be listed on the NASDAQ Global Market, subject to compliance with applicable NASDAQ continued listing requirements. We may elect to list any series on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

          In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

          Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may be customers of, have engaged or engage in transactions with, and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

VALIDITY OF SECURITIES

          The validity of any securities offered from time to time by this prospectus and any related prospectus supplement will be passed upon for us by Blank Rome LLP. If legal matters in connection with offerings made pursuant to this prospectus and any related prospectus supplement are passed upon by counsel to underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement related to such offering.

EXPERTS

          The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 (including the schedule appearing therein), have been audited by Baker Tilly Virchow Krause, LLP, an independent registered public accounting firm, as set forth in their reports therein. Such consolidated financial statements and schedule are incorporated by reference herein in reliance upon such reports given on the authority of said firm as experts in auditing and accounting.

700,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Dougherty & Company

, 2016